EXHIBIT 99.1

For Immediate Release

American Power Conversion Reports Record

Revenue for the Fourth Quarter and Full Year 2005

•                  Fourth Quarter Revenues Increase 13% and Contribute to Record Revenues in 2005

•                  GAAP Earnings per Share of $0.09 Include $0.10 Additional Tax Expense

•                  Board of Directors Approves $200 Million Stock Repurchase Plan

WEST KINGSTON, R.I. — February 2, 2006 — American Power Conversion Corporation (Nasdaq: APCC) (APC) today reported financial results for the fourth quarter and full year ended December 31, 2005.

Revenue for the fourth quarter 2005 was a record $578.6 million, up 13 percent from $510.8 million in the fourth quarter 2004, the tenth consecutive quarter of double-digit revenue growth, and up 13 percent from $512.3 million in the third quarter 2005.  Net income for the fourth quarter 2005 was $17.5 million or $0.09 per diluted share, down 67 percent from $52.8 million or $0.27 per diluted share in the fourth quarter 2004 and a decrease of 64 percent from $48.7 million or $0.24 per diluted share in the third quarter 2005.

Net income for the fourth quarter 2005 includes $19.9 million or $0.10 per diluted share in additional income tax expense associated with the repatriation of $500 million in cash from our foreign subsidiaries under the American Jobs Creation Act.  Excluding the incremental tax expense, non-GAAP net income for the fourth quarter 2005 was $37.3 million or $0.19 per diluted share.  On a non-GAAP basis, fourth quarter 2005 net income decreased 29 percent from fourth quarter 2004 net income and 23 percent from the third quarter 2005.

Fourth Quarter 2005 Financial Summary

(In millions, except per share amounts)

			YOY		QOQ
	Q4 2005	Q4 2004	Change	Q3 2005	Change
Revenue	$578.6	$510.8	13%	$512.3	13%
Operating Income	$35.2	$67.2	(48)%	$58.2	(39)%
Net Income	$17.5	$52.8	(67)%	$48.7	(64)%
EPS	$0.09	$0.27	(68)%	$0.24	(64)%

Full Year 2005 Results

Revenue for the twelve months ended December 31, 2005 was a record $1.98 billion, an increase of 16 percent from $1.70 billion in 2004.  Net income for the year 2005 was $144.1 million or $0.72 per diluted share, down 21 percent from $181.5 million or $0.90 per diluted share in 2004.

Non-GAAP net income for 2005, which excludes the aforementioned incremental tax charge associated with the repatriation of cash, was $163.9 million or $0.82 per diluted share.  Net income for 2004 includes a net tax credit of approximately $20.8 million or $0.10 per diluted share associated with the reversal of income tax provisioning resulting from the favorable outcome of tax audits by U.S. federal and state taxing authorities, partially offset by a charge for excess inventory of $11.5 million or $0.04 per diluted share after-tax.  Excluding these items, non-GAAP net income for 2004 was $169.2 million or $0.84 per diluted share.  On a non-GAAP basis, full year 2005 net income decreased 3 percent year-over-year.

Full Year 2005 Financial Summary

(In millions, except per share amounts)

			YOY
	2005	2004	Change
Net Sales	$1,979.5	$1,699.9	16%
Operating Income	$187.0	$204.4	(9)%
Net Income	$144.1	$181.5	(21)%
EPS	$0.72	$0.90	(20)%

“We are pleased that the investments we have made in the innovative products and service offerings for our customers and partners continued to drive double-digit revenue growth in the fourth quarter,” said Rodger B. Dowdell, Jr., APC’s president and chief executive officer.  “We experienced growth across all of our product lines and we are particularly proud of the 60% year-over-year revenue growth for InfraStruXure, our core NCPI solution.  We are also investing to re-architect our supply chain to drive higher levels of customer satisfaction and reduce product costs while simultaneously investing in the start up of new product lines as well as new factories.  While we are realizing some benefits of higher volume on our manufacturing costs, as well as leverage on our operating expenses, we are incurring additional costs to implement the improvements in our manufacturing and supply chain which impacted our gross margin in the quarter.”

Segment Review

For the fourth quarter and full year 2005, APC reported record revenue in the Large Systems segment, consisting primarily of 3-phase uninterruptible power supplies (UPSs), APC Global Services, precision cooling and ancillary products for data centers, facilities and communication applications.  Fourth quarter revenue of $143.1 million increased 33 percent year-over-year and 43 percent sequentially.  Full year 2005 Large Systems segment revenue of $429 million was up 33 percent from 2004.

The Company also reported record Small Systems segment revenue for the fourth quarter and full year 2005.  Fourth quarter revenue in the Company’s Small Systems segment, which provides power protection, UPS and management products for the PC, server and networking markets, was $413 million, up 9 percent year-over-year and up 6 percent sequentially.  For the full year, the Small Systems segment increased 13 percent to approximately $1.5 billion.

Business Outlook

Dowdell continued, “As we implement initiatives to transform APC into a lean, ambidextrous, customer-centric enterprise, we expect to begin to see the benefits of the improvements in our global supply chain, distribution, and manufacturing operations throughout the year.  We believe that now is the time to invest in continuing the momentum that is building in our ISX business and, as this business grows, we will continue to work on optimizing our margins. For 2005, growing our top line at approximately 3 times the growth rate of the global IT market implies we are effectively addressing our customers’ real problems. Most importantly, we are investing to win InfraStruXure customers today in order to benefit from their follow-on business tomorrow.”

Common Stock Repurchase Program

The Company announced that its Board of Directors approved a stock repurchase program authorizing up to $200 million to repurchase outstanding shares of APC’s common stock. The purchases would be made on the open market based on market and business factors. The duration of the repurchase program is two years but may be suspended or discontinued at any time without prior notice.  “The actions taken by our Board of Directors to authorize a stock buyback program demonstrate our confidence in APC’s future,” said Dowdell.

Non-GAAP Results

The Company believes that the non-GAAP results, i.e., results excluding certain charges or one-time events, described in this release for the fourth quarter 2005 and full year 2005 and 2004, are useful for an understanding of its ongoing operations because GAAP (generally accepted accounting principles) results include financial results not expected to be part of the Company’s ongoing business.  Specifically, the Company does not currently believe the charges and one-time events items outlined in this release for the fourth quarter 2005, full year 2005 and full year 2004 will recur in future quarters.  The Company cautions that non-GAAP results are not a substitute for GAAP results.  A comparison and reconciliation from non-GAAP to GAAP results is included in the financial statements accompanying this release.

Conference Call and Webcast

In conjunction with the fourth quarter and full year 2005 earnings announcement, APC management is hosting a conference call to discuss the Company’s results.  This conference call will be held today, February 2, at 5:00 p.m. Eastern time and will be available live and archived, in its entirety, to the public via the Company’s Web site at investor.apcc.com or live by dialing 913-981-4901.  A replay will be accessible via telephone at approximately 8:00 p.m. on February 2 by dialing 719-457-0820 and entering the access code 2840317 and will continue through February 9 at midnight Eastern Time.

Safe Harbor Provision

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  All statements in this press release that do not describe historical facts, such as statements concerning the Company’s future plans or prospects and those contained in the “Business Outlook” section of the press release, are forward-looking statements.  All forward-looking statements are not guarantees and are subject to risks and uncertainties that could cause actual results to differ from those projected.  The factors that could cause actual results to differ materially include the following: the Company’s ability to improve the execution of its operations processes and eliminate operational waste and excess expense; depending on market circumstances, the Company may not start or complete the stock repurchase program; costs to maintain compliance with the provisions of the Sarbanes-Oxley Act of 2002 are greater than currently anticipated; the impact of increasing competition which could adversely affect the Company’s revenues and profitability; the impact of foreign currency exchange rate fluctuations; the impact on demand, component availability and pricing, and logistics, and the disruption of manufacturing operations that result from labor disputes, war, acts of terrorism or political instability; ramp up, expansion, transfer and rationalization of global manufacturing capacity; the potential impact of complying with changing environmental regulations; impact on order management and fulfillment, financial reporting and supply chain management processes as a result of the Company’s reliance on a variety of computer systems, including Oracle 11i which is periodically upgraded; the discovery of a latent defect in any of the Company’s products; the Company’s ability to effectively align operating expenses and production capacity with the current demand environment; general worldwide economic conditions, and, in particular, the possibility that the PC and related markets decline; growth rates in the power protection industry and related industries; product mix changes and the potential negative impact on gross margins from such changes; changes in the seasonality of demand patterns; inventory risks due to shifts in market demand; component constraints, shortages, pricing and quality; risk of nonpayment of accounts receivable; the uncertainty of the litigation process including risk of an unexpected, unfavorable result of current or future litigation; and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission.

About American Power Conversion

Founded in 1981, American Power Conversion (Nasdaq: APCC) (APC) is a leading provider of global, end-to-end solutions for real-time infrastructure.  APC’s comprehensive products and services for home and corporate environments improve the availability, manageability and performance of sensitive electronic, network, communication and industrial equipment of all sizes.  APC offers a wide variety of products for network-critical physical infrastructure including InfraStruXure™, its revolutionary architecture for on-demand data centers, as well as physical threat management products through the company’s NetBotz® division.  These products and services help companies increase the availability and reliability of their IT systems.  Headquartered in West Kingston, Rhode Island, APC reported sales of $2.0 billion for the year ended December 31, 2005, and is a Fortune 1000, Nasdaq 100 and S&P 500 Company.  All trademarks are the property of their owners.  Additional information about APC and its global end-to-end solutions is available at www.apc.com or by calling 800-877-4080.

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For more information contact:

Investors: Richard Thompson, chief financial officer, 401-789-5735, ext. 2325, Richard.thompson@apcc.com

Media: Chet Lasell, APC director, public relations-North America, 800-788-2208 ext. 2693, chet.lasell@apcc.com

Supplemental Financial Information for American Power Conversion Corporation

Fourth Quarter 2005 Financial Summary

(In millions, except per share amounts)

			YOY		QOQ
	Q4 2005	Q4 2004	Change	Q3 2005	Change
Revenue	$578.6	$510.8	13%	$512.3	13%
Operating Income	$35.2	$67.2	(48)%	$58.2	(39)%
Net Income	$17.5	$52.8	(67)%	$48.7	(64)%
EPS	$0.09	$0.27	(68)%	$0.24	(64)%

Fourth Quarter Segment Summary

			YOY		QOQ
	Q4 2005	Q4 2004	Change	Q3 2005	Change
Revenue (In millions)

Small Systems	$413.2	$380.0	9%	$390.3	6%
% of revenue	72%	75%		76%
Large Systems	$143.1	$107.7	33%	$100.4	43%
% of revenue	25%	21%		20%
Other	$18.3	$19.3	(6)%	$18.5	(2)%
% of revenue	3%	4%		4%
Shipping and Handling	$4.0	$3.8		$3.1
Net Sales	$578.6	$510.8	13%	$512.3	13%

			YOY Basis		QOQ Basis
	Q4 2005	Q4 2004	Point Change	Q3 2005	Point Change
Gross Margin Percentage

Small Systems	40.2%	48.1%	(790)	44.8%	(460)
Large Systems	20.9%	23.8%	(290)	16.4%	450
Other	56.9%	54.8%	210	60.4%	(340)

Fourth Quarter Geographic Summary

			YOY		QOQ
	Q4 2005	Q4 2004	Change	Q3 2005	Change
Revenue (In millions)
Americas	$291.4	$241.9	21%	$268.3	9%
% of revenue	50%	48%		52%
EMEA	$185.6	$179.8	3%	$148.9	25%
% of revenue	32%	35%		29%
Asia	$101.6	$89.1	14%	$95.1	7%
% of revenue	18%	17%		19%
Net Sales	$578.6	$510.8	13%	$512.3	13%

Note:	YOY = year-over-year
QOQ = quarter-over-quarter

Full Year 2005 Financial Summary

(In millions, except per share amounts)

			YOY
	2005	2004	Change
Net Sales	$1,979.5	$1,699.9	16%
Operating Income	$187.0	$204.4	(9)%
Net Income	$144.1	$181.5	(21)%
EPS	$0.72	$0.90	(20)%

Full Year 2005 Segment Summary

			YOY
	2005	2004	Change
Revenue (In millions)

Small Systems	$1,467.2	$1,300.2	13%
% of revenue	75%	77%
Large Systems	$429.0	$322.1	33%
% of revenue	22%	19%
Other	$70.5	$66.0	7%
% of revenue	3%	4%
Shipping and Handling	$12.8	$11.6
Net Sales	$1,979.5	$1,699.9	16%

			YOY Basis
	2005	2004	Point Change
Gross Margin Percentage

Small Systems	44.2%	48.2%	(400)
Large Systems	19.4%	19.7%	(30)
Other	58.3%	61.2%	(290)

Full Year 2005 Geographic Summary

			YOY
	2005	2004	Change
Revenue (In millions)
Americas	$1,021.8	$843.0	21%
% of revenue	52%	50%
EMEA	$591.4	$547.2	8%
% of revenue	30%	32%
Asia	$366.3	$309.7	18%
% of revenue	18%	18%
Net Sales	$1,979.5	$1,699.9	16%

Note:	YOY = year-over-year
QOQ = quarter-over-quarter

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

IN THOUSANDS

(UNAUDITED)

	DECEMBER 31, 2005	DECEMBER 31, 2004

CURRENT ASSETS
CASH AND CASH EQUIVALENTS	$262,414	$72,721
SHORT TERM INVESTMENTS	511,181	642,853
ACCOUNTS RECEIVABLE, NET	374,694	327,547
INVENTORIES	541,823	465,927
PREPAID EXPENSES AND OTHER CURRENT ASSETS	59,181	39,294
DEFERRED INCOME TAXES	72,864	57,018
TOTAL CURRENT ASSETS	1,822,157	1,605,360

PROPERTY, PLANT & EQUIPMENT	459,736	420,102
LESS: ACCUMULATED DEPRECIATION AND AMORTIZATION	293,692	265,251
NET PROPERTY, PLANT & EQUIPMENT	166,044	154,851

LONG TERM INVESTMENTS	562	5,542
GOODWILL	15,781	7,179
OTHER INTANGIBLES, NET	36,115	39,627
DEFERRED INCOME TAXES	29,702	28,687
OTHER ASSETS	5,101	2,626

TOTAL ASSETS	$2,075,462	$1,843,872

CURRENT LIABILITIES
ACCOUNTS PAYABLE	$176,345	$132,213
ACCRUED EXPENSES	204,702	182,621
INCOME TAXES PAYABLE	39,755	11,330
TOTAL CURRENT LIABILITIES	420,802	326,164

DEFERRED TAX LIABILITY	14,911	15,449

TOTAL LIABILITIES	435,713	341,613

SHAREHOLDERS’ EQUITY
COMMON STOCK	1,958	1,921
ADDITIONAL PAID-IN CAPITAL	131,862	60,081
RETAINED EARNINGS	1,504,093	1,437,691
ACCUMULATED OTHER COMPREHENSIVE INCOME	1,836	2,566
TOTAL SHAREHOLDERS’ EQUITY	1,639,749	1,502,259

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,075,462	$1,843,872

Note: The data reported above are based on an unaudited balance sheet, but include all adjustments that the Company considers necessary for a fair presentation of financial condition for this period.

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

IN THOUSANDS EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

	FOR THE THREE MONTHS ENDED
	DECEMBER 31, 2005	DECEMBER 31, 2004

NET SALES	$578,634	$510,792

COST OF GOODS SOLD	390,881	304,196

GROSS PROFIT	187,753	206,596

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	127,166	115,374

RESEARCH AND DEVELOPMENT	25,345	24,007

TOTAL OPERATING EXPENSES	152,511	139,381

OPERATING INCOME	35,242	67,215

OTHER INCOME, NET	7,446	3,248

EARNINGS BEFORE INCOME TAXES	42,688	70,463

INCOME TAXES	25,202	17,615

NET INCOME	$17,486	$52,848

DILUTED EARNINGS PER SHARE	$0.09	$0.27

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	200,316	196,456

Note: The data reported above are based on unaudited statements of income, but include all adjustments that the Company considers necessary for a fair presentation of results for these periods.

Net income for the fourth quarter of 2005 includes income tax expense of approximately $19.9 million or $0.10 per share associated with the American Jobs Creation Act. Excluding this item, non-GAAP net income for the fourth quarter of 2005 was $37.3 million or $0.19 per share.

The following table details a reconciliation from Non-GAAP amounts to U.S. GAAP and effects of this item:

	FOR THE THREE MONTHS ENDED
	DECEMBER 31, 2005
			Per
			Diluted
	Pretax	Net of Tax	Share

Non-GAAP income, excluding charges	$42,688	$37,346	$0.19

Items excluded from non-GAAP results:
American Jobs Creation Act income tax expense	—	(19,860)	(0.10)

GAAP income, including charges	$42,688	$17,486	$0.09

	FOR THE TWELVE MONTHS ENDED
	DECEMBER 31, 2005	DECEMBER 31, 2004

NET SALES	$1,979,532	$1,699,877

COST OF GOODS SOLD	1,260,407	1,017,981

GROSS PROFIT	719,125	681,896

MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	441,640	391,829

RESEARCH AND DEVELOPMENT	90,520	85,618

TOTAL OPERATING EXPENSES	532,160	477,447

OPERATING INCOME	186,965	204,449

OTHER INCOME, NET	21,877	9,711

EARNINGS BEFORE INCOME TAXES	208,842	214,160

INCOME TAXES	64,761	32,705

NET INCOME	$144,081	$181,455

DILUTED EARNINGS PER SHARE	$0.72	$0.90

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	199,798	201,658

Note: The data reported above are based on unaudited statements of income, but include all adjustments that the Company considers necessary for a fair presentation of results for these periods.

Net income for the year ended December 31, 2005 includes income tax expense of approximately $19.9 million or $0.10 per share associated with the American Jobs Creation Act. Excluding this item, non-GAAP net income for the year of 2005 was $163.9 million or $0.82 per share.

The following table details a reconciliation from Non-GAAP amounts to U.S. GAAP and effects of this item:

	FOR THE TWELVE MONTHS ENDED
	DECEMBER 31, 2005
			Per
			Diluted
	Pretax	Net of Tax	Share

Non-GAAP income, excluding charges	$208,842	$163,941	$0.82

Items excluded from non-GAAP results:
American Jobs Creation Act income tax expense	—	(19,860)	(0.10)

GAAP income, including charges	$208,842	$144,081	$0.72

Net income for the year ended December 31, 2004 includes a net tax credit of approximately $20.8 million or $0.10 per share associated with the reversal of income tax provisioning resulting from the favorable outcome of recent tax audits by U.S. federal and state taxing authorities, partially offset by a charge for excess inventory of $11.5 million, or $0.04 per share after-tax. Excluding these items, non-GAAP net income for the year of 2004 was $169.2 million or $0.84 per share.

The following table details a reconciliation from Non-GAAP amounts to U.S. GAAP and effects of these items:

	FOR THE TWELVE MONTHS ENDED
	DECEMBER 31, 2004
			Per
			Diluted
	Pretax	Net of Tax	Share

Non-GAAP income, excluding charges	$225,660	$169,246	$0.84

Items excluded from non-GAAP results:
Charge for excess inventory in COGS	(11,500)	(8,625)	(0.04)
Tax reserve adjustment	—	20,834	0.10

GAAP income, including charges	$214,160	$181,455	$0.90